EXHIBIT 11.1

                               RIMAGE CORPORATION
              COMPUTATION OF NET EARNINGS PER SHARE OF COMMON STOCK



Basic net earnings per common share is determined by dividing net earnings by the weighted average number of shares of common stock outstanding, unless the result is anti-dilutive. Diluted net earnings per common share is determined by dividing the net earnings by the weighted average number of shares of common stock and common share equivalents outstanding, unless the result is anti-dilutive. The following is a summary of the weighted average common shares outstanding and common share equivalents:


                                                                     Three months ended
                                                                          March 31,
                                                                  -------------------------
                                                                     1998            1997
                                                                  ----------     ----------

Shares outstanding at beginning of period                          3,091,302      3,084,500
                                                                  ----------     ----------


Common stock issued in stock option exercise                          13,169              0

Shares outstanding at end of period                                3,104,471      3,084,500
                                                                  ==========     ==========

  Weighted average shares of common stock outstanding              3,093,369      3,084,500
                                                                  ==========     ==========

Common stock equivalents                                             709,797        388,853

  Weighted average shares of common stock equivalents                353,851          3,391
                                                                  ==========     ==========

Weighted average shares of common stock and stock equivalents      3,447,220      3,087,891
                                                                  ==========     ==========

Net earnings                                                      $1,003,475     $   15,030
                                                                  ==========     ==========

Basic net earnings per share                                      $     0.32     $     0.01
                                                                  ==========     ==========

Diluted net earnings per share                                    $     0.29     $     0.01
                                                                  ==========     ==========
